UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 15, 2021

INDEPENDENCE HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-32244	58-1407235
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

96 Cummings Point Road, Stamford, Connecticut		06902
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (203) 358-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	IHC	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) if the Exchange Act.  ☐

Item 2.02 Results of Operations and Financial Condition.

The information set forth under this Item 2.02 (Results of Operations and Financial Condition) is intended to be furnished. Such information, including the Exhibit attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities and Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

On March 15, 2021, Independence Holding Company issued a news release announcing its 2020 fourth-quarter and annual results, a copy of which is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c)  Exhibits:

Exhibit 99.1	News Release of Independence Holding Company dated March 15, 2021: Independence Holding Company Announces Fourth-Quarter and Annual Results.
Exhibit 104	Cover Page Interactive Data File ( embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INDEPENDENCE HOLDING COMPANY
(Registrant)

By: Teresa A. Herbert /s/ Teresa A. Herbert Teresa A. Herbert Senior Vice President and Chief Financial Officer	Date:	March 15, 2021

EXHIBIT 99.1

INDEPENDENCE HOLDING COMPANY	CONTACT: Loan Nisser
96 CUMMINGS POINT ROAD	(646) 509-2107
STAMFORD, CONNECTICUT 06902	www.IHCGroup.com
NYSE: IHC

NEWS RELEASE

IHC ANNOUNCES 2020 FOURTH-QUARTER AND ANNUAL RESULTS

Stamford, Connecticut, March 15, 2021. Independence Holding Company (NYSE: IHC) today reported 2020 fourth-quarter and annual results.

Financial Results

Net income attributable to IHC was $5,494,000, or $.37 per share, diluted, for the three months ended December 31, 2020 compared to a net loss of $(9,320,000), or $(.63) per share, diluted, for the three months ended December 31, 2019.  Net income attributable to IHC was $18,881,000 or $1.28 per share, diluted, for the year ended December 31, 2020 compared to $12,396,000 or $.83 per share, diluted, for the year ended December 31, 2019.

 The Company reported revenues of $119,342,000 for the three months ended December 31, 2020 compared to revenues for the three months ended December 31, 2019 of $89,979,000. The Company reported revenues of $443,864,000 for the year ended December 31, 2020 compared to revenues for the year ended December 31, 2019 of $374,448,000. The increase in revenues primarily relates to an increase for the Paid Family Leave (“PFL”) portion of our New York disability law (“DBL”) business, higher premium volume in our pet insurance business and an increase in sales of insurance products (primarily senior products, Affordable Care Act (“ACA”) plans and small group stop-loss) by the IHC agencies for multiple unaffiliated insurance carriers.

There were certain charges in the fourth quarters of both 2020 and 2019, which were a combination of one-time, unusual and/or non-cash items. Income taxes for the years ended December 31, 2020 and 2019 include increases of $4,492,000 and $6,300,000 respectively, in AMIC Holdings, Inc.’s (“AMIC”) valuation allowance due to the reduction of estimated tax benefits from the expected utilization of AMIC’s net operating loss carryforwards that either expired in 2020 or will expire in 2021. A decrease in expectations in earnings and profits (as a result of significant expenses in establishing the senior and pet divisions and the challenge in sales during open enrollment in the fourth quarter) also necessitated an increase in the valuation allowance and, in turn, a reduction in AMIC’s net operating loss carryforwards that are available to offset income for the remaining period.   In addition, the Company recorded the impairment, equity loss, and write-off of our minority interest in a third party administrator (“TPA”) of $4,842,000, net of tax, in the fourth quarter of 2019.

Chief Executive Officer’s Comments

Roy T. K. Thung, Chief Executive Officer, commented, “We are pleased with the increases in net income and revenues for the 2020 fourth quarter and full year, and believe that IHC’s prospects for 2021 are excellent, particularly in the pet insurance market and sales of Medicare and ACA products.  We have invested in and will continue to deploy significant resources to (i) increase sales of pet insurance with our exclusive relationship with The American Kennel Club (“AKC”) and enhance our pet administration infrastructure, (ii) expand our call centers by hiring and training experienced agents to serve seniors and USAA members, (iii) continue to enhance our agent and consumer platforms for both IHC and non-affiliated carrier products, and launch our Enhanced Direct Enrollment Platform (“EDE”), (iv) adapt to changes in health insurance by selling more ACA and Independence American Insurance Company (“IAIC”) ancillary health policies during the expanded Open Enrollment Period, and (v) quickly and compliantly bringing new products to market as new opportunities arise.  We also expect the continuation of very good results from the DBL/PFL line of business and from Madison National Life’s group division.

Specialty Health Segment.  During the past two years, we have successfully invested both our capital and efforts in improving the overall infrastructure, lead generation capabilities, sales automation platforms, and presence in the Direct-to-Consumer (“D2C”) space.  These efforts have paid off, especially as they relate to pet insurance and senior market sales. Our pet division underwrote an aggregate of $112 million of annualized written premium (approximately 200,000 dogs and cats) as of December 31, 2020, and we are projecting continued significant growth in 2021 and beyond.  Pet insurance is one of the fastest growing types of coverage, yet there remains tremendous growth potential as less than 2% of pets are insured in the United States, compared to 25% or more in many European countries.  AKC registrations, pet adoptions and sales of all pet related businesses grew exponentially in 2020. PetPartners’ exclusive relationship with the AKC generates a very material number of new leads each month, and one of our most important initiatives for 2021 is to increase the percentage of newly registered dogs that become insured. To this end, we have executed a multi-year marketing arrangement with AKC whereby we will be given very prominent (and in many cases category exclusive) positioning for AKC pet insurance on AKC.org, AKC TV, Meet the Breeds, AKC Pupdates and their other media properties. We’ve also enhanced the product offering by launching TailTrax, a mobile app which includes a 24/7 Vet Helpline and allows policyholders to store vaccination and medical history, search for pet friendly businesses nearby, submit claims, and manage many aspects of their insurance policy.

We are also focused on widening and diversifying our lead funnel by building our PetPartners and PetPlace brands. Pet insurance has now become a highly requested employee benefit, which has led us to make it available through worksite marketing.  Some of the leading worksite insurers have begun selling pet insurance, but one of the limitations they face is that it is currently done through an individual policy that does not lend itself to benefit administration systems.  IAIC has begun filing the first group pet insurance policy designed for the worksite and employer markets.  In addition, we are ramping up our affinity sales with several insurers, digital shopping platforms, and other unique entities interested in co-branding our pet insurance for sale through their proven marketing and distribution channels. In order to prepare for the anticipated material growth, we are making significant investments in our pet operations, technology and infrastructure to handle the expected volume, adding outbound calling capability to enhance personalized services, automation of claims and new services within TailTrax.  Further, we expect to continue to underwrite pet insurance through our other leading pet managing general agents.

Another point of emphasis has been expansion of our agencies.  With respect to our senior call center, we were able to achieve full operational success with our transactional, customer relationship management and training platforms in our first year of operation despite the material challenges posed by COVID-19. All of these are significant achievements when entering into a new market in the face of unprecedented pandemic-related challenges. Our efforts and accomplishments have further proven the viability of the business model, and it makes clear that with increased carrier compensation (a direct result of our early success), and a normalized staffing model, our plans are on track to generate significant income and profits during 2021.  In 2019, we significantly expanded our career advisors division by bringing in a new management team and developed a portfolio of products that includes both IHC carrier products as well as unaffiliated carrier products (including ACA and Medicare products).  In 2020, we expanded our area sales leaders, increased to 240 agents, and added two significant pieces of technology:  a lead platform with multiple vendors for agents to select from which includes a leads reward system based on production, and a Medicare quoting and enrollment tool. The INSX cloud-based platform (owned by our subsidiary My1HR) allows our call center agents, advisors and 1099 producers to quote and enroll products (including ACA plans on the Federal Exchange in 36 states) and IAIC’s ancillary health policies. Agents find that this platform excels in facilitating sales of ACA plans, and, in 2020, we enrolled almost 300,000 members in these plans. We expect that number to increase in 2021. Our platform also allows agents to quote and enroll IAIC’s specialty health products that help manage financial risk not covered under an ACA plan.  Our Web Broker is applying to be certified as an EDE partner with the Centers for Medicare and Medicaid Services.  As an EDE platform, we will have a more robust D2C experience and be a more attractive technology provider for ACA payers. Independence Brokerage Group, our channel for independent producers and national accounts, is growing its presence in the brokerage market as a general agency for our own products and ACA carriers as well as small group self-funded programs.

In order to provide enough leads for our sales force, we are continuing to make significant investments in our lead generation and artificial intelligence capabilities, which will enhance our ability to identify consumer intent and improve conversion rates. With a focus on the senior market, we are continuing to invest in high value domains, as we emphasize online sales via our D2C web portals. Our deployed websites already drive heavy online traffic, and we expect volume to increase significantly as we re-launch these properties, including www.healthinsurance.org, www.medicareresources.org and www.healthedeals.com. We also have a growing presence with affinity groups that desire to offer our products to their members, including a nationally recognized prestigious affinity group serving members of the military and their families seeking to purchase non-senior health insurance.

 Group LTD, Life and DBL/PFL Segment.  This segment had a very profitable year.  Our long-term disability business produced very good results in 2020 as did our group life.  We added two new products to our worksite portfolio, a critical illness policy and an accident-only policy, and as a result these new products should add more premium in 2021. We are very optimistic as to our 2021 results for this consistently profitable division. The combined premium for the DBL/PFL block was $115 million in 2020 compared to $81 million in 2019, and we now administer DBL/PFL coverage for 70,000 employers and over 1,000,000 lives.  We expect the premiums to increase in 2021 due to New York State increasing PFL rates by 89% for 2021 due, in part, to increased benefits.

Our DBL rates, which remain the most competitive in the industry, and our reputation for providing excellent service remain the key factors for the long-term success of the block.  We continue to make website upgrades that increase available data and reporting for agents and policyholders as well as other system upgrades that automate manual tasks and continue the process of direct deposit for policyholder benefit payments and agent commissions.”

Mr. Thung added, “IHC has a very strong balance sheet with no indebtedness and a very substantial amount of free cash at the corporate level and significant excess capital in our insurance companies. Our book value was $32.08 per share at December 31, 2020.  IHC increased its annual dividend to $.44 per share in 2020, which is the sixth increase since December 2014 when the annual dividend paid to the stockholders was $.07 per share. Our overall investment portfolio continues to be very highly rated (on average, AA) and has an effective duration of under three years.  In 2020, the Company repurchased 244,487 shares, for $7.5 million, including 36,377 in connection with a tender offer in May 2020, and is repurchasing shares on a daily basis in 2021 under our share repurchase program as the market permits at prices up to the maximum allowable, so as to provide liquidity to the market.  In conclusion, we are continuing to make material investments as we ramp up our pet and senior marketing divisions. While these significant expenses have impacted our earnings, we believe they should drive significant accretion in shareholder value going forward.”

About Independence Holding Company

Through our subsidiaries, Independence Holding Company (NYSE: IHC) underwrites and distributes health, group disability and life, New York State DBL and paid family leave, and pet insurance. IHC underwrites policies in all 50 states, Washington D.C., Puerto Rico and the U.S. Virgin Islands through our three carriers: Independence American Insurance Company, Standard

Life Insurance Company of New York and Madison National Life Insurance Company, Inc.  We also distribute products nationally through multiple channels, including our agencies, call centers, advisors, direct and affinity relationships,  Web Broker, and web properties, including www.healthedeals.com; www.healthinsurance.org; www.medicareresources.org; www.petplace.com; and www.mypetinsurance.com.  To learn more visit https://ihcgroup.com/.

Forward-looking Statements

Certain statements and information contained in this release may be considered “forward-looking statements,” such as statements relating to management's views with respect to future events and financial performance. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements.  Potential risks and uncertainties include, but are not limited to, economic conditions in the markets in which IHC operates, new federal or state governmental regulation, IHC’s ability to effectively operate, integrate and leverage any past or future strategic acquisition, and other factors which can be found in IHC’s other news releases and filings with the Securities and Exchange Commission. IHC expressly disclaims any duty to update its forward-looking statements unless required by applicable law.

INDEPENDENCE HOLDING COMPANY

CONSOLIDATED STATEMENTS OF INCOME (LOSS)

December 31, 2020

(In Thousands, Except Shares and Per Share Data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2020	2019	2020	2019
REVENUES:
Premiums earned	$102,665	$84,552	$397,530	$338,741
Net investment income	2,605	3,549	11,777	15,643
Fee income	12,075	3,170	24,137	14,003
Other income (loss)	1,584	(3,441)	9,074	2,002
Net investment gains	413	2,149	1,346	4,705
Net impairment losses recognized in earnings	-	-	-	(646)
	119,342	89,979	443,864	374,448

EXPENSES:
Insurance benefits, claims and reserves	49,743	45,194	208,217	174,121
Selling, general and administrative expenses	56,560	47,896	205,797	174,979

	106,303	93,090	414,014	349,100

Income (losses) before income taxes	13,039	(3,111)	29,850	25,348
Income taxes	7,513	6,177	10,732	12,659

Net income	5,526	(9,288)	19,118	12,689
(Income) from noncontrolling interests	(32)	(32)	(237)	(293)

NET INCOME (LOSS) ATTRIBUTABLE TO IHC	$5,494	$(9,320)	$18,881	$12,396

Basic income (loss) per common share	$.38	$(.63)	$1.28	$.83

WEIGHTED AVERAGE SHARES OUTSTANDING	14,644	14,857	14,733	14,903

Diluted income (loss) per common share	$.37	$(.63)	$1.28	$.83

WEIGHTED AVERAGE DILUTED SHARES OUTSTANDING	14,769	14,857	14,791	14,976

As of March 5, 2021, there were 14,639,449 common shares outstanding, net of treasury shares.

INDEPENDENCE HOLDING COMPANY

CONSOLIDATED BALANCE SHEETS

(In Thousands)

	December 31,	December 31,
	2020	2019

ASSETS:
Investments:
Short-term investments	$2,634	$50
Securities purchased under agreements to resell	49,990	107,157
Fixed maturities, available-for-sale	406,649	384,974
Equity securities	6,119	3,747
Other investments	8,238	15,208
Total investments	473,630	511,136

Cash and cash equivalents	72,089	21,094
Due and unpaid premiums	29,182	26,244
Due from reinsurers	357,205	362,969
Goodwill	74,900	60,165
Other assets	76,150	72,695

TOTAL ASSETS	$1,083,156	$1,054,303

LIABILITIES AND STOCKHOLDERS’ EQUITY:
LIABILITIES:
Policy benefits and claims	$179,232	$164,802
Future policy benefits	198,086	201,205
Funds on deposit	141,376	140,951
Unearned premiums	12,789	7,282
Other policyholders' funds	12,001	12,049
Due to reinsurers	3,872	5,016
Accounts payable, accruals and other liabilities	63,682	61,049

TOTAL LIABILITIES	611,038	592,354

Commitments and contingencies
Redeemable noncontrolling interest	2,312	2,237

STOCKHOLDERS’ EQUITY:
Preferred stock (none issued)	-	-
Common stock	18,625	18,625
Paid-in capital	124,757	122,717
Accumulated other comprehensive income	4,197	1,212
Treasury stock, at cost	(77,088)	(69,724)
Retained earnings	399,273	386,864

TOTAL IHC STOCKHOLDERS’ EQUITY	469,764	459,694
NONREDEEMABLE NONCONTROLLING INTERESTS	42	18

TOTAL EQUITY	469,806	459,712

TOTAL LIABILITIES AND EQUITY	$1,083,156	$1,054,303